Exhibit 10.10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of October         , 2022 (the “Effective Date”) by and between [….] (Company Registration No. [●]) (the “Company”) and INSERT NAME (the “Indemnitee”).

WHEREAS Indemnitee is a INSERT TITLE and a director or officer of the Company; and

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers and that highly competent persons have become more reluctant to serve corporations as directors and officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, companies; and

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service to the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Constitution (as defined below), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined below) to, Indemnitee as set forth in this Agreement and to the extent insurance is maintained for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to continue to provide services to the Company, the parties agree as follows:

1.       Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Agreement” has the meaning set forth in the preamble;

(b) “Board” has the meaning set forth in the preamble;

(c) “Constitution” means the constitution of the Company, as amended from time to time.

(d) “Claim” means:

(i)

any threatened, pending or completed action, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made under federal, state, provincial, foreign or other law; or

(ii)	any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, proceeding or alternative dispute resolution mechanism.

(e) “Company” has the meaning set forth in the preamble.

(f) “Court” means a court of competent jurisdiction.

(g) “Entity” means a corporation, firm, partnership, joint venture, estate, trust, business association, organization, governmental entity or other entity.

(h) “Expenses” means any and all reasonable expenses, including counsel’s and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including the bond, security for and other costs relating to any security required to be posted for any appeal or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include (1) fines in criminal proceedings; (2) sums payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); (3) liabilities incurred by the Indemnitee in defending criminal proceedings in which he or she is convicted; (4) liabilities incurred by the Indemnitee in defending civil proceedings brought by the Company or a related company (as defined in the Companies Act 1967 of Singapore) in which judgment is given against him/her; (5) liabilities incurred by the Indemnitee in connection with an application for relief under Sections 76A(13) or 391 of the Companies Act 1967 of Singapore, in which the court refuses to grant him/her relief; and (6) such other amounts paid in settlement by Indemnitee or the amount of judgements or fines against Indemnitee.

(i) “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company under Section 4 or Section 5.

(j) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary or affiliated entity of the Company, or is or was serving at the request of the Company as a director, officer or in a similar capacity or performing the functions of such without a formal appointment or election for the Company or for any other Entity or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(k) “Indemnitee” has the meaning set forth in the preamble.

(l) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or for other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable rules of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), goods and services or taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(n) “Notification Date” has the meaning set forth in Section 9(c).

(o) “Other Indemnity Provisions” has the meaning set forth in Section 13.

(p) “Person” means any individual or Entity.

(q) “Standard of Conduct Determination” shall have the meaning set forth in Section 9(b).

2.       Services to the Company. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or affiliated Entities or any other Entities) and Indemnitee. Indemnitee specifically acknowledges that his/her employment with or service to, as applicable, the Company or any of its subsidiaries, affiliated entities or Entities is set out in a written employment agreement between Indemnitee and the Company (or any of its subsidiaries or affiliated Entities or any other Entities), or, with respect to service as a director or officer of the Company, by the Constitution or applicable law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer of the Company or performing the functions of such without a formal election or appointment or, at the request of the Company, of any of its subsidiaries, affiliated entities or Entities, as provided in Section 12 provided always that the Parties’ obligations under such Agreement shall only be in respect of Indemnifiable Events occurring prior to Indemnitee’s cessation as a director or officer of the Company.

3.       Indemnification. Subject to Section 9 and Section 10, the Company shall indemnify Indemnitee, to the fullest extent permitted by applicable laws in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in and any Claim by reason of or arising in part out of an Indemnifiable Event, including Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which Indemnitee is solely a witness if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any Claim, issue or matter in such proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the court of applicable jurisdiction shall determine that such indemnification may be made.

4.       Advancement of Expenses. Indemnitee shall, subject to restrictions and requirements under the applicable sections of the Companies Act 1967 of Singapore, have the right to advancement by the Company, before the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event, except as set forth in Clause 10. Without limiting the generality or effect of the foregoing, within (30) days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client or litigation privilege. Indemnitee shall repay any amounts paid, advanced or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. Indemnitee shall reimburse such amounts within 30 days after the request therefor by the Company. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be effective without the need for Indemnitee to execute any further documents or instruments. Such obligation shall be unsecured and, if timely paid, no interest shall be charged thereon.

5.       Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall promptly advance to Indemnitee, subject to and in accordance with Section 4, any Expenses actually and reasonably required to be paid, paid, or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constitution now or hereafter in effect relating to Claims relating to Indemnifiable Events, and (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. However, to the extent Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. Indemnitee shall be required to reimburse the Company if a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

6.       Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses with respect to a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.       Notification and Defense of Claims.

(a) Notification. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to notify the Company hereunder on a timely basis shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b) Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his/her own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided that, if (i) Indemnitee’s employment of his/her own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Claim, or (iv) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel, then Indemnitee shall be entitled to retain his/her own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

8.       Procedure upon Application for Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client or litigation privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with this Agreement.

(b) Notwithstanding the foregoing, in the event Indemnitee and Company do not agree on whether Indemnitee is entitled to indemnification under this Agreement, Indemnitee and Company shall submit the dispute to binding arbitration before a single arbitrator agreeable to both, or if Indemnitee and Company cannot agree, then an arbitrator shall be appointed by the Singapore International Arbitration Centre. Judgment upon the arbitrator’s award shall be final and binding and may be entered in any court of competent jurisdiction. The arbitration proceeding and all allegations and matters discussed therein shall remain strictly confidential. Despite the agreement to arbitrate, Indemnitee and Company each have the right in a proper case to seek temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction; provided, however, that the party hereunder seeking relief must contemporaneously submit its dispute for arbitration on the merits as provided in this Section.

9.       Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i)

To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b) shall be required.

(ii)

To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Sections 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been fully disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under applicable laws that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

“(i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel, subject to the reasonable approval of the Board, in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.”

The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 30 days of such request, any, and all, Expenses incurred by Indemnitee in cooperating with the Person or Persons making such Standard of Conduct Determination.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the Person or Persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within thirty (30) days after the later of (i) receipt by the Company of a written request from Indemnitee for indemnification under Section 8 (the date of such receipt being the “Notification Date”) and (ii) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Person or Persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made before the final disposition of any Claim.

(d) Payment of Indemnification. If, with regards to any Losses:

(i)	Indemnitee shall be entitled to indemnification under Section 9(a);

(ii)	no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii)	Indemnitee has been determined or deemed under Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within 30 days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in Section 9(d)(i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel under Section 9(b), the Independent Counsel shall be selected by the Board and the Company shall give written notice to Indemnitee advising him/her of the identity of the Independent Counsel so selected. The Indemnitee, may, within five (5) days after receiving written notice of selection from the Company, deliver to the Company a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(l), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a Court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and Section 9(e)(i) shall apply to such subsequent selection and notice. If applicable, the provisions of Section 9(e)(ii) shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) days after the Company gives its initial notice under the first sentence of this Section 9(e) or Indemnitee gives his/her initial notice under the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may apply to the Court to resolve any objection which shall have been made by the Company or Indemnitee to the selection of Independent Counsel or to appoint as Independent Counsel a Person to be selected by the Court or such other Person as the Court shall designate, and the Person with respect to whom all objections are so resolved or the Person so appointed will act as Independent Counsel. In all events, the Company shall pay all the fees, disbursements and charges of the Independent Counsel incurred in connection with the Independent Counsel’s determination under Section 9(b).

(f) Presumptions and Defenses.

(i)

Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the Person making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)

Good Faith Reliance as a Safe Harbour. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in honesty and in good faith with a view to the best interests of the Company (or, as the case may be, to the best interests of the other Entity for which the Indemnitee acted as a director or officer or in a similar capacity at the Company’s request) if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company (or, as the case may be, the other Entity), including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers, directors or authorized agents or employees of the Company or any of its subsidiaries or affiliated Entities or other Entities in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters that Indemnitee in good faith reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. Also, the knowledge and or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)

No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without Court approval) or conviction will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted unless the Indemnitee was judged by a Court or other competent authority to have committed any fault or omitted to do anything that the Indemnitee ought to have done.

(iv)

Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v)

Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)[(i)] if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. If any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by a judgment by a Court or other competent authority that the Indemnitee committed any fault or omitted to do anything that the Indemnitee ought to have done (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee was not judged by a Court or other competent authority to have committed any fault or omitted to do anything that the Indemnitee ought to have done otherwise for purposes of Section 9(a)[(i)]. The Company shall have the burden of proof to overcome this presumption.

10.     Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i)

in respect of proceedings referred to in Section 5 (unless a Court determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii)	where the Company has joined in, or the Board (or the shareholder(s) in accordance with the provisions of a unanimous shareholder agreement) has consented to, the initiation of such proceedings;

(b) indemnify Indemnitee if a final decision by a Court determines that such indemnification is prohibited by applicable law;

(c) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d) indemnify Indemnitee for any Losses incurred as a result of Indemnitee’s negligence, default, breach of duty or breach of trust in relation to the Company or willful misconduct; or

(e) indemnify Indemnitee to the extent the Company is not permitted to do so under applicable laws.

11.     Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event made without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent.

12.     Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer (of performing the functions of an officer without a formal appointment) of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Entity) and shall continue thereafter (a) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his/her rights under this Agreement, even if, in either case, he/she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

13.     Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constitution, applicable law, or any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided that to the extent that (a) Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

14.     Liability Insurance. The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers, as applicable. Upon reasonable request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations and endorsements.

15.     No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constitution, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16.     Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

17.     Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, amalgamation, arrangement or otherwise to all or substantially all the property of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, amalgamation, arrangement or otherwise) to all or substantially all of the property of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19.     Severability. The provisions of this Agreement shall be severable if any of the provisions hereof (including any portion thereof) are held by a Court to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

20.     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered (i) by hand, against receipt, (ii) mailed, by postage prepaid, certified or registered mail, or (iii) by e-mail:

(a) if to Indemnitee, to the address set forth on the signature page hereto.

(b) if to the Company, to: [●]

Attn: [●]

[Address]

[Email]

Notice of change of address shall be effective only when given in accordance with this Section 20. All notices complying with this Section 20 shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21.     Contribution. To the fullest extent permissible under applicable law in effect on the date hereof or as such law may from time to time hereafter be amended to increase the scope of such permitted or required indemnification, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the payment of any and all Claims and Losses related to an Indemnifiable Event, in such proportion as it believes is fair and reasonable in light of all of the circumstances in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim or Loss and/or (b) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided that such contribution shall not be required where it is determined, pursuant to a final disposition of such Claim or Loss in accordance with Section 9, that Indemnitee is not entitled to indemnification by the Company with respect to such Claim or Loss.

22.     Governing Law and Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of Singapore. Any action or proceeding arising out of or relating to this Agreement (other than arbitration pursuant to Section 8) shall be instituted in the Singapore courts, and each party irrevocably submits to the exclusive jurisdiction of the Singapore courts for purposes of any such action or proceeding.

23.     Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

25.     Interpretation. For purposes of this Agreement, (a) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; (d) whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate; and (e) whenever the masculine is used herein, the same shall include the feminine, and whenever the feminine is used herein, the same shall include the masculine, where appropriate. Unless the context otherwise requires, references herein: (x) to sections, schedules and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The exhibit referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if it was set forth verbatim herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

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By:
Name:
Title:

INDEMNITEE

Name:	INSERT NAME
Address:	INSERT ADDRESS